Spectranetics
                              EMPLOYMENT AGREEMENT


The undersigned:

1.   THE SPECTRANETICS CORPORATION,

     represented by James P. McCluskey,

     hereafter referred to as "The Company";

and

2.   Hendricus Kos, hereafter referred to as "the Employee";


WHEREAS

The general meeting of shareholders of Spectranetics International B.V. has appointed the Employee at its meeting of January 8, 1993 as Managing Director ("statutair directeur") of Spectranetics International B.V.

Employee has now accepted the position of Vice President, Sales & Marketing of the Company as per January 1, 1997, as of which date the hereinafter contained conditions will apply.



The actual performance of his duties in this respect in the Netherlands will be minor in relation to his duties as Vice President, Sales & Marketing of the Company worldwide.

The Parties acknowledge that the position for which the Employee has been offered and for which the employee has accepted is high within management and involves worldwide sales of the Company's products. The Parties further acknowledge that Employee will be privy to the most sensitive of the Company's information, including, without limitation, trade secrets, lists of customer
identities,   list   of   potential   customers,   technical   information   and
specifications,




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marketing  materials,  marketing  plans,  promotional  strategies,  research and development materials and plans, as well as all other marketing and technical strategies. The Parties acknowledge that this information is highly sensitive and valuable to the Company and involves the underpinnings of the Company's global business. Accordingly, the Parties intend and expect that this Agreement protect the confidentiality of such information and prevent the use of such information in competition with the Company's business.

NOW HEREBY AGREE AS FOLLOWS:

Article 1 Employment

1.1 Subject to the terms and conditions of this agreement, the Employee hereby undertakes to act as Vice President, Sales & Marketing, in the employ of the Company, and the Company hereby so employs the Employee.

1.2 The function of the Employee is set out in his job description per attached.

1.3 The Company is entitled to change and/or adapt the function of the Employee in case this reasonably will be required by the Company.

1.4 The Employee will report to the C.E.O. and President of the Spectranetics Corporation.

Article 2 Term

2.1 This Agreement shall be effective when executed by both parties, subject to the conditions set forth herein, and the term and conditions of this Agreement shall be as set forth herein.

2.2 Employee and the Company agree that employee shall be employed at will and may be terminated with or without cause at any time. However, the parties agree that they shall give notice of their intent to terminate this Agreement six months prior to termination beginning on the last day of the month in which notice is given.

Article 3 Obligations of the Employee

3.1 In addition to any other obligations imposed by Colorado Common Law, employee's job description, and as may be imposed upon the employee by instructions from the company, the employee shall have the following obligations. Except for the performance of his duties as Managing Director of Spectranetics International B.V. in the Netherlands, the Employee shall devote his working time and his best efforts to the Company and its business and he shall not be engaged or financially interested, in any manner, in any other employment or business during the term of this agreement.

3.2 The Employee shall also at all times observe the best interests of the Company and all subsidiaries/group companies (all the aforementioned companies hereinafter to be called the "Group Companies").





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3.3  The Employee  shall duly  observe the  directives  given by the C.E.O.  and
     President of the Spectranetics Corporation concerning the general course of the Company's financial, social and economic policy and its personnel management.

Article 4 Remuneration

4.1 The Employee shall receive a fixed gross salary of USD 11.800,-- per month, (including vacation allowance) payable bi-weekly in the gross amount of $5,446.15.

4.2 The Employee is entitled to receive annual incentive compensation when those plans exist and in accordance with the annual incentive compensation plan program in place at that time. It is understood that these plans may change from time to time. The incentive program for 1997 is described in annex 1.

4.3 The Employee is entitled to stock options as described in the stock option plan, annex 2 to the extent and under the terms and conditions set forth in such stock option plan.

4.4 The Employee is entitled to participate in the Employee Stock Purchase Plan of The Spectranetics Corporation to the extent and under the terms and conditions set forth in such Employee Stock Purchase Plan. It should be noted that as an officer of the corporation the Employee will be subject to additional restrictions for participation in said plan.

Article 5 Pension

The Employee will stay entitled to participate in the pension plan of Spectranetics International B.V. to the extent and under the terms and conditions set forth in such pension plan.

Article 6 Car and Other Reimbursements

The Company will provide a monthly auto allowance in the amount of $750.00 month to cover the purchase or lease of a vehicle, registration fees, licenses, maintenance, insurance and applicable income taxes. In addition, for business use of the vehicle, reimbursement will be provided in the amount of $.09/mile to cover oil, gas and tires. The Company shall reimburse the Employee's telephone expenses.

Article 7 Vacation

The Employee shall conform to the current U.S. vacation policy of 20 days of vacation per annum under this contract, the contract between the Employee and Spectranetics International B.V. included, such vacation to be taken in consultation with the Company. The Employee is not allowed to take vacation for a period longer than three (3) weeks in sequence.





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Article 8 Health-insurance

The Employee shall be entitled to participate in the health insurance plan of Spectranetics International B.V. to the extent permitted and on the terms and conditions set forth in such health insurance plan.

Article 9 Illness

9.1 During illness or other inability for work of the Employee, the Company will supplement the social benefits of the Employee up to 100% (one hundred percent) of his after tax normal monthly check during a period of one (1) year. In case the inability for work is interrupted for a period of less than 30 days, the inability for work is deemed not to have been interrupted in view of the aforementioned period of one year.

9.2 The Company will provide disability insurance for the Employee after the period of one year as described in the disability plan of Spectranetics International B.V.

Article 10 Company Property

Upon termination of this agreement for any reason whatsoever, the Employee shall immediately deliver to the Company all correspondence, papers, documents, including without limitation customer lists, and other property belonging to the Company and all subsidiaries/group companies of the latter both in the Netherlands and abroad, which may be in his possession or under his control or which refer to or discuss the company's business.

Article 11 Confidentiality

11.1 The Employee will not provide anyone with confidential business information, neither during employment nor after termination of employment. The Employee agrees at all times during the term his employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company ("Board"), any proprietary information of the Company. Employee agrees to obtain the Board's written approval before publishing or submitting for publication any material (written, verbal or otherwise) that relates to any work at the Company and/or incorporates any proprietary information. Employee hereby recognizes that all Proprietary Information will be the sole property of the Company and its assigns.

11.2 The Employee is forbidden to have, or to show to others, books, correspondence, drawings, calculations and other documents as well as copies or notes of the above mentioned ("Proprietary Information"). The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation. "Proprietary Information" includes a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, development, designs and techniques (hereinafter collectively referred to as "Inventions"); and b)




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     information  regarding  plans  for  research,  development,  new  products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and c) information regarding the skills and compensation of other employees of the company. Notwithstanding the foregoing, it is understood that "Proprietary Information" does not include and at all such times, Employee is free to use information which is generally known to the public or in the trade or industry, is known to Employee at the time of its first disclosure to Employee by the Company or becomes known to Employee lawfully from a third party without any restriction on disclosure, and his own, skill, knowledge, know-how and experience to whatever extent and in whichever way Employee may wish.

11.3 All these correspondence, notes, drawings, calculations, etc. must be given to the Company at the end of employment, even if they are/were addressed to the Employee.

11.4 The Employee is obliged not to use any information about personnel other than for the purpose of registration or for the purpose of his job. The Employee is also obliged not to inform unauthorized persons about personnel.

11.5 The Employee recognizes that the Company imposes the Employee secrecy of all particulars regarding the Company and its organization. The Employee is forbidden to provide any kind of information regarding the Company and its organization to others.

11.6 The Employee agrees and recognizes that the Company has received and in the future will receive Proprietary Information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Employee agrees that he owes the Company and such third parties, both during the term of employment and thereafter, a duty to hold all such Proprietary Information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.

11.7 The Employee agrees that he will not, during his employment with the Company, in breach of any agreement or unlawfully use or disclose any confidential information or trade secrets of his former or concurrent employers or companies, if any, and that he will not bring on to the premises of the Company any unpublished documents or any property belonging to his former or concurrent employers or companies unless previously and specifically consented to in writing by the particular employer or company.

Article 12 Non-Competition

12.1 Employee agrees that during the period of his employment by the Company he will not, without the company's express written consent, engage or prepare to engage in any activity in competition with the Company or accept employment, provide services to, or establish a business relationship with a business or individual engaged in or preparing to engage in




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                                                           Speccorp.agr. 5/21/97

     competition with the Company. For the period of Employee's employment by the Company and for one (1) year after the date of his separation from the Company he will not (a) induce any employee, officer, director, consultant or independent contractor of the Company to leave the service of the Company or (b) solicit the business of any client or customer of the Company (other than on behalf of the Company). If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

12.2 Customers referred to in Article 12.1 are all business relations to whom the Company has sold and/or delivered any products during a period of 12 months previous to the termination of this agreement, as well as any prospects at the date of termination of this agreement.

12.3 Company's business and Company's customers are located worldwide. In addition, as Vice President, Sales and Marketing for The Spectranetics Corporation, employee will perform his services through the United States. Therefore, the parties agree that this non-competition provision is reasonable in geographic scope with respect to all customers outside the United States and with respect to employee's participation in equal or similar companies with business interests within the United States.

12.4 When the Employee leaves the employ of the Company, he agrees to deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. Employee further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with our without notice. Prior to leaving, Employee agrees to cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and his obligations under this Agreement.

Article 13 Rights Upon Termination

13.1 In case of termination of this agreement by the company, without cause or due to company re-organization (merger, acquisition, internal restructuring, etc.), the Company will provide one year's severance from the date notice is given under Article 2.2 and will pay to return the employee to the Netherlands. Severance will include base salary, benefits, allowances and reimbursements, in whatever form. Employee acknowledges that during this one year period, he is bound by the non-competition provision in Article 12 herein in the same manner as he would be bound if he were still employed. It should be understood that application of this Article supersedes the compensation outlined in Article 2.2.




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13.2 Should the  Employee  be  terminated,  the  Employee,  shall be entitled to exercise to the full extent permitted pursuant to the option agreements and stock option plan of the company, those stock options which have vested. All the Stock Options held by the Employee shall remain exercisable after the termination of his employment for a period of three (3) months, but in no event beyond ten (10) years from the date of grant set forth in paragraph 1 of each of the Option Agreements.

13.3 In case the Employee is terminated for good cause, or if employee terminates his employment hereunder for his convenience, the company shall pay employee his salary through the date of such termination at the rate in effect at the time of the notice of termination, and the company shall thereafter have no further obligations to employee under this Agreement. For purposes of this agreement, "good cause" shall mean (1) employee fails to substantially perform his duties hereunder (other than such failure resulting from executive's incapacity due to physical or mental illness); or (2) Employee engages in one or more acts of dishonesty or insubordination or violates a written company policy.

13.4 If the Employee is reassigned back to Europe, this would not be deemed termination.

13.5 When the Employee leaves the employ of the Company, he agrees to deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or

Article 14 Special Achievements

14.1 If the Employee achieves something, which can be considered a result of his work by the Company and which can lead to certain rights of industrial or intellectual property or ownership in the Netherlands or elsewhere, the Company has a right to those achievements. Included are: inventions, achievements in industrial designing, computer programs, etc.

14.2 The Employee is obliged, as soon as he has made such an achievement, to inform the Company immediately.

14.3 If the achievement leads to an appliance for patent, the Company will, if the Employee wishes, promote that the Employee's name will be mentioned in the patent.

14.4 All costs resulting from the above-mentioned will be at the Company's expense.

Article 15 Liquidated Damages

If employee breaches the provisions of Articles 10, 11, 12 and 13, the Company may pursue its legal and equitable remedies against the employee. However, employee and company agree that damages for violations of these provisions are difficult to measure, and that violations of these provisions may cause irreparable harm. Therefore, the parties agree that, in addition to any other remedies available to the company, employee shall pay to the company. as liquidated damages.





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                                                           Speccorp.agr. 5/27/97

one year's gross salary together with 1% of one year's gross salary for each day that such act is continued, all without prejudice to all other remedies of the company, including the right of the company to claim full damages, should these exceed the liquidated damages or to seek injunctive relief to prevent continued violations.

Article 16 Medical Examination

On request of the Company, the Employee will, from time to time, be medically examined.

Article 17 Changes

Changes in this contract must be mutually agreed upon and confirmed in writing.

Article 18 Applicable law

This agreement shall be construed and governed in accordance with the laws of the State of Colorado, notwithstanding the Employee's activities abroad.

Article 19 Competent Court

Any dispute relating to the provisions of this agreement between parties will be exclusively settled in the first instance by the Courts in Colorado Springs, except in the case of a legal provision of mandatory law which stipulates otherwise.

If the court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the remaining terms and provisions will be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

Thus signed in duplicate on January 1, 1997 at Colorado Springs,  Colorado, USA.


/s/ James P. McCluskey                           /s/ Hendricus Kos
-----------------------------                    -------------------------------
The Spectranetics Corporation                    Employee
James P. McCluskey                               Hendricus Kos